Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2016 First Quarter Results

SCOTTSDALE, ARIZ. - February 4, 2016 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the first quarter ended December 31, 2015 of $89.8 million, a 6.2 percent decrease from $95.7 million for the first quarter of the prior year. Net loss for the first quarter ended December 31, 2015 was $1.7 million, or a loss of 7 cents per diluted share, compared to net income of $3.1 million, or 12 cents earnings per diluted share, for the first quarter ended December 31, 2014. Our new campus in Long Beach, California, which opened during the fourth quarter of fiscal 2015, negatively impacted earnings for the quarter by $1.7 million (pre-tax) or 4 cents per diluted share.

“Our financial performance in the first quarter of 2016 was in line with our expectations and reflects the ongoing headwinds that are challenging our entire sector,” said Kim McWaters, chairman and CEO. “As anticipated, our new Long Beach, California campus impacted profitability this quarter, however we continue to be very pleased with its initial performance and expect it to be accretive to earnings within this fiscal year. As we go forward, we will remain focused on providing a quality education that delivers strong student outcomes and on implementing our proven strategies, which are helping us weather the current economic cycle and can put us in a strong position to deliver results long term.”

Student Metrics

	Three Months Ended Dec. 31,
	2015	2014
	(Rounded to hundreds)
Total starts	1,800	1,900
Average undergraduate full-time student enrollment	13,300	14,500
End of period undergraduate full-time student enrollment	12,300	13,400

First Quarter Operating Performance

Revenues for the first quarter of 2016 were $89.8 million, a 6.2 percent decrease from $95.7 million for last year's first quarter. Tuition excluded $5.7 million in each period related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the first quarter of 2016 were $2.2 million and 2.4 percent, respectively, compared to operating income and margin of $5.6 million and 5.9 percent, respectively, in the same period last year. The decreases in operating income and margin were related to the decrease in revenues and the impact of our Long Beach, California campus. Excluding the impact of the Long Beach, California campus, operating loss and margin were $0.8 million and 0.9% for the first quarter of 2016. See “Use of Non-GAAP Financial Information” below.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2016 was $2.9 million compared to $11.1 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $52.5 million at December 31, 2015, compared to $59.2 million at September 30, 2015. At December 31, 2015, shareholders' equity totaled $112.2 million as compared to $113.5 million at September 30, 2015. We paid cash dividends of $0.02 per common share on October 5 and December 18, 2015 totaling approximately $1.0 million.

Cash used in operating activities was $3.6 million for the three months ended December 31, 2015 compared to cash provided by operating activities of $2.0 million for the three months ended December 31, 2014.

2016 Outlook
For the year ending September 30, 2016, we expect new student starts to be down in the low to mid single digits and expect our average student population to be down in the mid to high single digits as a percentage compared with the year ended September 30, 2015. While annual tuition increases will slightly offset the decline in average students, we expect revenue to decline approximately three to five percent. To support future student growth, we will continue to invest in growth opportunities during the year which will result in lower operating income and minimal levels of EBITDA. Capital expenditures are expected to be approximately $19.5 million to $20.5 million for the year ending September 30, 2016. Due to the seasonality of our business and normal fluctuations in student populations, we would expect volatility in our quarterly results.

Conference Call
Management will hold a conference call to discuss the 2016 first quarter results on Thursday, February 4 at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through February 15, 2016 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10079751.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 190,000 graduates in its 50-year history, UTI offers undergraduate degree and diploma programs at 12 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended Dec. 31,
	2015	2014
	(In thousands, except per share amounts)
Revenues	$89,773	$95,680
Operating expenses:
Educational services and facilities	49,652	47,830
Selling, general and administrative	42,314	42,250
Total operating expenses	91,966	90,080
Income (loss) from operations	(2,193)	5,600
Other (expense) income:
Interest expense, net	(817)	(499)
Equity in earnings of unconsolidated affiliate	135	118
Other income	254	112
Total other (expense) income, net	(428)	(269)
Income (loss) before income taxes	(2,621)	5,331
Income tax expense (benefit)	(941)	2,237
Net income (loss)	$(1,680)	$3,094
Other comprehensive income (net of tax):
Equity interest in investee's unrealized gains on hedging derivatives, net of taxes	(1)	11
Comprehensive income (loss)	$(1,681)	$3,105

Earnings per share:
Net income (loss) per share - basic	$(0.07)	$0.12
Net income (loss) per share - diluted	$(0.07)	$0.12
Weighted average number of shares outstanding:
Basic	24,234	24,827
Diluted	24,234	24,926
Cash dividends declared per common share	$0.02	$0.10

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Dec. 31, 2015	Sept. 30, 2015
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$32,443	$29,438
Restricted cash	4,796	5,824
Investments, current portion	19,076	28,086
Receivables, net	22,991	22,409
Deferred tax assets, net	4,811	4,539
Prepaid expenses and other current assets	19,238	17,761
Total current assets	103,355	108,057
Investments, less current portion	975	1,719
Property and equipment, net	121,109	124,144
Goodwill	8,222	8,222
Deferred tax assets, net	19,634	20,248
Other assets	11,904	11,912
Total assets	$265,199	$274,302

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$35,659	$42,620
Deferred revenue	46,303	44,693
Accrued tool sets	3,556	3,624
Dividends payable	—	485
Financing obligation, current	780	737
Income tax payable	—	1,187
Other current liabilities	2,966	3,148
Total current liabilities	89,264	96,494
Deferred rent liability	10,373	10,822
Financing obligation	43,841	44,053
Other liabilities	9,502	9,458
Total liabilities	152,980	160,827

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 31,099,384 shares issued and 24,234,487 shares outstanding as of December 31, 2015 and 31,098,193 shares issued and 24,233,296 shares outstanding as of September 30, 2015	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	179,112	178,202
Treasury stock, at cost, 6,864,897 shares as of December 31, 2015 and September 30, 2015	(97,388)	(97,388)
Retained earnings	30,473	32,638
Accumulated other comprehensive income	19	20
Total shareholders’ equity	112,219	113,475
Total liabilities and shareholders’ equity	$265,199	$274,302

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(1,680)	$3,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,582	4,482
Amortization of assets subject to financing obligation	801	468
Amortization of held-to-maturity investments	199	488
Bad debt expense	482	934
Stock-based compensation	912	873
Excess tax benefit from stock-based compensation	—	—
Deferred income taxes	342	1,990
Equity in earnings of unconsolidated affiliate	(135)	(118)
Training equipment credits earned, net	(100)	(290)
Loss on disposal of property and equipment	25	2
Changes in assets and liabilities:
Restricted cash: Title IV credit balances	(123)	34
Receivables	463	(7,425)
Prepaid expenses and other current assets	(1,492)	(835)
Other assets	(79)	(559)
Accounts payable and accrued expenses	(5,122)	(922)
Deferred revenue	1,610	2,845
Income tax payable/receivable	(2,714)	(4,177)
Accrued tool sets and other current liabilities	(104)	365
Deferred rent liability	(449)	425
Other liabilities	29	323
Net cash (used in) provided by operating activities	(3,553)	1,997
Cash flows from investing activities:
Purchase of property and equipment	(2,626)	(3,731)
Proceeds from disposal of property and equipment	—	3
Purchase of investments	—	(7,954)
Proceeds received upon maturity of investments	9,555	6,427
Change in note receivable	(250)	—
Capitalized costs for intangible assets	(250)	—
Return of capital contribution from unconsolidated affiliate	119	110
Restricted cash: proprietary loan program	1,151	(104)
Net cash provided by (used in) investing activities	7,699	(5,249)
Cash flows from financing activities:
Payment of cash dividend	(970)	(2,483)
Payment of financing obligation	(169)	(199)
Payment of payroll taxes on stock-based compensation through shares withheld	(2)	(7)
Net cash used in financing activities	(1,141)	(2,689)
Net increase (decrease) in cash and cash equivalents	3,005	(5,941)
Cash and cash equivalents, beginning of period	29,438	38,985
Cash and cash equivalents, end of period	$32,443	$33,044

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended Dec. 31,
	2015	2014
	(In thousands)
Net income (loss)	$(1,680)	$3,094
Interest expense, net	817	499
Income tax expense (benefit)	(941)	2,237
Depreciation and amortization	4,685	5,257
EBITDA	$2,881	$11,087

Reconciliation of Income (Loss) from Operations Impact of Long Beach, California Campus

	Three Months Ended Dec. 31,
	2015	2014
	(In thousands)
Income (loss) from operations, as reported	$(2,193)	$5,600
Long Beach,California campus loss from operations	1,408	—
Income (loss) from operations, adjusted for Long Beach, California campus	$(785)	$5,600
Operating margin, adjusted for Long Beach, California campus	(0.9)%	5.9%

Reconciliation of Earnings Per Share Impact of Long Beach, California Campus

	Three Months Ended Dec. 31,
	2015	2014
	(In thousands)
Net income (loss), as reported	$(1,680)	$3,094
Long Beach, California campus loss before income taxes	1,720	—
Less: tax effects of Long Beach, California campus loss before income taxes	(657)	—
Net income (loss), adjusted for Long Beach, California campus	$(617)	$3,094

Diluted earnings (loss) per share, as reported	$(0.07)	$0.12
Diluted earnings (loss) per share, adjusted for Long Beach, California campus	$(0.03)	$0.12

Diluted weighted average shares outstanding	24,234	24,926

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended Dec. 31,
	2015	2014
	(In thousands)
Salaries expense	$39,182	$38,197
Employee benefits and tax	8,438	7,674
Bonus expense	1,295	2,139
Stock-based compensation	912	873
Total compensation and related costs	$49,827	$48,883

Occupancy expense	$9,729	$9,591
Depreciation and amortization expense	$4,685	$5,257
Bad debt expense	$482	$934

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